EXHIBIT 10.3

THIS WARRANT AND THE SECURITIES FOR WHICH THIS WARRANT MAY BE EXERCISED (COLLECTIVELY, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.

ANY TRANSFEREE OF THIS WARRANT SHOULD CAREFULLY REVIEW THE TERMS OF THIS WARRANT, INCLUDING SECTION 2(c) HEREOF.  THE SECURITIES REPRESENTED BY THIS WARRANT MAY BE LESS THAN THE NUMBER SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 2(c) HEREOF.

LEAF COMMERCIAL CAPITAL, INC.

Warrant To Purchase Common Stock

Warrant No.:  1

LEAF COMMERCIAL CAPITAL, INC., a Delaware corporation (the “Company”), hereby certifies that, for Ten United States Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GUGGENHEIM SECURITIES, LLC, or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant (if required by Section 2(c)), at any time or times on or after the Warrant Date (as defined in Section 1 (ix)), but not after 11:59 P.M. New York Time on the Expiration Date (as defined herein) that number of fully paid nonassessable shares of Common Stock (as defined in Section 1(ii) below) of the Company (the “Warrant Shares”) at the Warrant Exercise Price (as defined in Section 1(x) below), as shall equal the following:

((A x .05 x B/150,000,000) (105/100)) – C

where (i) A equals the number of shares of Common Stock outstanding plus the number of shares of Common Stock issuable upon the exercise or conversion of any options, warrants, rights or other instruments or securities issued by the Company exercisable for, exchangeable for or convertible into Common Stock outstanding as of the date hereof adjusted in the manner and for the events set forth in paragraphs (a), (b) and (c) of Section 8 of this Warrant, (ii) B equals the total amount of fully committed, irrevocable funding for the Facility by persons other than LLC, Resource America, Inc., Resource Capital Corp., LEAF Financial Corporation, Resource TRS, Inc. or their affiliates (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) as of the date upon which the determination is being made, and (iii) C equals any Warrant Shares theretofore issued pursuant to the exercise of this Warrant, adjusted in the manner and for the events set forth in paragraphs (a), (b) and (c) of Section 8 of this Warrant.

Section 1.  Definitions.  The following words and terms as used in this Warrant shall have the following meanings:

(i)          “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires approval of the Company’s stockholders.

(ii)          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(iii)          “Common Stock” means (i) the Company’s common stock, no par value, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(iv)          “Expiration Date” means the date that is five (5) years after the Warrant Date or, if such date does not fall on a Business Day, then the next Business Day.

(v)          “Facility” means that certain securitized equipment lease warehouse facility from Guggenheim Securities, LLC to the Company of even date herewith in the initial commitment amount, including amounts committed by the Company, of $54,945,000, and in a maximum commitment amount, including amounts committed by the Company, of $154,945,000, which such maximum amount may be increased upon the mutual consent of Guggenheim Securities LLC and the Company.

(vi)          “Ordinary Cash Dividend” means a cash dividend on shares of Common Stock out of surplus or net profits legally available therefore determined in accordance with accounting principles generally accepted in the United States from time to time.

(vii)          “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof or any other legal entity.

(viii)          “Securities Act” means the Securities Act of 1933, as amended.

(ix)          “Warrant” means this Warrant and all Warrants issued in exchange, transfer or replacement hereof pursuant to the terms of this Warrant.

(x)          “Warrant Date” means December 31, 2010.

(xi)          “Warrant Exercise Price” shall be equal to, with respect to any Warrant Share, $0.01.

Section 2. Exercise of Warrant.

(a)             Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time on any Business Day on or after the opening of business on the Warrant Date and prior to

11:59 P.M. New York Time on the Expiration Date by (i) delivery of a written notice, in the form of the subscription form attached as Exhibit A hereto (the “Exercise Notice”), of such holder’s election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) by certified check or by wire transfer of immediately available funds, and (iii) if required by Section 2(c), the surrender to a common carrier for overnight delivery to the Company as soon as practicable following such date, this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction); provided, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 7 shall be applicable.  In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), the Company shall on the second (2nd) Business Day (the “Warrant Share Delivery Date”) following the date of its receipt of the later of the Exercise Notice, the Aggregate Exercise Price and, if required by Section 2(c), this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) (the “Exercise Delivery Documents”), issue and deliver to the address specified in the Exercise Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled.  Upon the later of the date of delivery of (x) the Exercise Notice and (y) the Aggregate Exercise Price referred to in clause (ii) above, the holder of this Warrant shall be deemed for all purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised (the date thereof being referred to as the “Deemed Issuance Date”), irrespective of the date of delivery of this Warrant as required by clause (iii) above or of the certificates evidencing such Warrant Shares.

(b)           No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number (with 0.5 rounded up).

(c)           Book-Entry.  Notwithstanding anything to the contrary set forth herein, upon exercise of this Warrant in accordance with the terms hereof, the holder of this Warrant shall not physically surrender this Warrant to the Company unless it is being exercised for all of the Warrant Shares represented by the Warrant.  The holder and the Company shall maintain records showing the number of Warrant Shares exercised and issued, the dates of such exercises, the outstanding shares of Common Stock and the number of shares of Common Stock issuable upon the exercise or conversion of any options, warrants, rights or other instruments or securities exercisable for exchangeable for or convertible into common stock and all adjustments thereto as set forth in the first paragraph of this Warrant, and the amount of fully committed, irrevocable funding for the Facility, or shall use such other method, reasonably satisfactory to the holder and the Company, so as to be able to calculate the number of Warrant Shares for which this Warrant is then exercisable.  In the event of any dispute or discrepancy, such records of the Company establishing the number of Warrant Shares to which the holder is entitled shall be controlling and determinative in the absence of demonstrable error.  Notwithstanding the foregoing, if this Warrant is exercised as aforesaid, the holder may not transfer this Warrant unless the holder first physically surrenders this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the holder a new Warrant of like tenor, registered as the holder may request.  The holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following exercise of any portion of this Warrant, the number of Warrant Shares represented by this Warrant may be less than the number stated on the face hereof.  Each Warrant shall bear the following legend:

ANY TRANSFEREE OF THIS WARRANT SHOULD CAREFULLY REVIEW THE TERMS OF THIS WARRANT, INCLUDING SECTION 2(c) HEREOF.  THE SECURITIES REPRESENTED BY THIS WARRANT MAY BE LESS THAN THE NUMBER SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 2(c) HEREOF.

Section 3.  Covenants.  The Company hereby covenants and agrees as follows:

(a)           This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

(b)           All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable.

(c)           During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have duly authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights then represented by this Warrant.

(d)           The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against impairment, consistent with the tenor and purpose of this Warrant.  Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant in accordance with its terms.

(e)           This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.

Section 4.  Taxes.  The Company shall pay any and all taxes (excluding income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like of the holder of this Warrant) that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

Section 5.  Warrant Holder Not Deemed a Shareholder.  No holder, as such, of this Warrant shall be entitled to vote or receive distributions or dividends or be deemed the holder of shares of the Company for any purpose (other than to the extent that the holder is deemed to be a beneficial holder of shares under applicable securities laws), nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the Deemed Issuance Date of the Warrant Shares that such holder is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any obligations or liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

Section 6.  Representations of Holder.  The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant, and upon exercise hereof will acquire the Warrant Shares, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements of the Securities Act.  The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an “Accredited Investor”) and has had the opportunity to ask questions and receive answers concerning the Company, the Warrant and the offering thereof from the Company.  Each delivery of an Exercise Notice shall constitute confirmation at such time by the holder of the representations concerning the Warrant Shares set forth in the first two sentences of this Section 6, unless contemporaneous with the delivery of such Exercise Notice, the holder notifies the Company in writing that it is not making such representations (a “Representation Notice”).  If the holder delivers a Representation Notice in connection with an exercise, it shall be a condition to such holder’s exercise of this Warrant and the Company’s obligations set forth in Section 2 in connection with such exercise, that the Company receive such other representations and assurances, including an opinion of counsel satisfactory to the Company, as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any applicable federal or state securities laws, and the time periods for the Company’s compliance with its obligations set forth in Section 2 shall be tolled until such holder provides the Company with such other representations.

Section 7.  Ownership and Transfer.

(a)           The Company shall maintain at its principal executive offices or at the offices of its transfer agent (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee.  The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

(b)           Subject to the limitations of Section 6, this Warrant and the rights granted hereunder shall be assignable by the holder hereof without the consent of the Company.

Section 8.  Adjustments  The number of shares of Common Stock issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 8 is applicable to a single event, the subsection shall be applied that produces the largest adjustment, and no single event shall cause an adjustment under more than one subsection of this Section 8 so as to result in duplication:

(a)           Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of this Warrant after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date.

(b)           Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 8(a)), the Warrantholder’s right to receive Warrant Shares upon exercise of this Warrant shall be converted into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holder of this Warrant shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the holder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the consideration that the Warrantholder shall be entitled to receive upon exercise shall be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of common stock that affirmatively make an election (or of all such holders if none make an election).

(c)           Rounding of Calculations; Minimum Adjustments. All calculations under this Section 8 shall be made to the nearest one thousandth (1/1000th) of a share. Any provision of this Section 8 to the contrary notwithstanding, no adjustment in the number of Warrant Shares for which this Warrant is exercisable shall be made if the amount of such adjustment would be less than one hundredth (1/100th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one hundredth 1/100th of a share of Common Stock, or more.

(d)           Timing of Issuance of Additional Common Stock Upon Certain Adjustments.  In any case in which the provisions of this Section 8 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such holder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(e)           Statement Regarding Adjustments. Whenever the number of Warrant Shares into which this Warrant is exercisable shall be adjusted as provided in this Section 8, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the number of Warrant Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to the holder of this Warrant at the address appearing in the Company’s records.

(f)           Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 8 (but only if the action of the type described in this Section 8 would result in an adjustment in the number of Warrant Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the holder of this Warrant, in the manner set forth in Section 11, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant.  In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(g)           Adjustment Rules. Any adjustments pursuant to this Section 8 shall be made successively whenever an event referred to herein shall occur.

Section 9.  Additional Rights.

(a)           Fundamental Transactions.  Prior to expiration of this Warrant or the exercise in full hereof, the Company shall provide advance notice to the holder of this Warrant of a Business Combination, the purchase or redemption of capital stock of the Company, an initial public offering of the Common Stock, a recapitalization of the Company, a voluntary or involuntary dissolution, liquidation or winding up of the Company, or the record date for the making of a distribution to all holders of shares of its Common Stock or securities, evidences of indebtedness, assets, cash, rights or warrants (excluding Ordinary Cash Dividends, dividends of its Common Stock and other dividends or distributions referred to in Section 8(a)).  In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(b)           The holder of this Warrant shall have the right to conduct appropriate due diligence prior to exercise of the Warrant.

(c)           Registration Rights.  If the Company at any time while this Warrant is outstanding and unexpired shall grant any holder of its securities registration rights, it shall grant the holder of this Warrant identical registration rights.

Section 10.  Lost, Stolen, Mutilated or Destroyed Warrant.  If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking by the holder (or in the case of a mutilated Warrant, receipt of such Warrant), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

Section 11.  Notice.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

LEAF Commercial Capital, Inc.
One Commerce Square
2005 Market Street
15th Floor
Philadelphia, PA  19103
Facsimile:
Attention:  General Counsel

With a copy (which shall not constitute notice) to:

Ledgewood
1900 Market Street, Suite 750
Philadelphia, PA 19103
Telephone:                      (215) 731-9450
Facsimile:                      (215) 735-2513
Attention:                      J. Baur Whittlesey, Esquire

If to the Warrant Holder:

Guggenheim Securities LLC
135 East 57th Street
New York, NY 10022
Facsimile: (212) 644-1922
Attention:

Section 12.  Date.  The date of this Warrant is December 31, 2010.  This Warrant, in all events, shall be wholly void and of no effect after 11:59 P.M., New York Time, on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 7 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

Section 13.  Amendment and Waiver.  Except as otherwise provided herein, this Warrant may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only with the written consent of the holder of this Warrant.

Section 14.  Descriptive Headings; Governing Law.  The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

Section 15.  Rules of Construction.  Unless the context otherwise requires, (a) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Warrant, (b) each accounting term not otherwise defined in this Warrant has the meaning assigned to it in accordance with generally accepted accounting principles (GAAP), (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (d) the use of the word “including” in this Warrant shall be by way of example rather than limitation.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of the date first written above.

LEAF COMMERCIAL CAPITAL, INC.

By:
Name:
Title:

EXHIBIT A TO WARRANT

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

LEAF COMMERCIAL CAPITAL, INC.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of LEAF Commercial Capital, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.  Payment of Warrant Exercise Price.  The holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

2.  Delivery of Warrant Shares.  The Company shall deliver __________ Warrant Shares in accordance with the terms of the Warrant in the following name and to the following address:

Issue to:

Facsimile Number:

Account Number  (if electronic book entry transfer):

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ________________, 20__ from the Company and acknowledged and agreed to by [TRANSFER AGENT].

LEAF COMMERCIAL CAPITAL, INC.

By:
Name:
Title:

EXHIBIT B TO WARRANT

FORM OF WARRANT POWER

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, Federal Identification No. __________, a warrant to purchase ____________ shares of the capital stock of LEAF Commercial Capital, Inc., a Delaware corporation, represented by warrant no. _____, standing in the name of the undersigned on the books of said corporation.  The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated:  _________, 20__

____________________________________

Name:    _____________________________
Title:       _____________________________